Exhibit 3.22

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HEMISPHERE FINANCIAL SERVICES, INC.

Hemisphere Financial Services, Inc., a Delaware corporation (the “Corporation), organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated June 9, 2003, adopted and approved resolutions proposing and declaring advisable the following Amendment to the Corporation’s Certificate of Incorporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article FIRST thereof to read in its entirety as follows:

“FIRST:	The name of the Corporation is BISYS Hedge Fund Services, Inc.”

RESOLVED, that the officers of the Corporation be, and each of them hereby is, acting together or alone, authorized, empowered and directed to execute and file a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware with respect to the foregoing amendment, and also to execute, deliver and/or file any necessary documents concerning said Certificate of Amendment of Certificate of Incorporation with any other appropriate filing officers in the State of Delaware and with the appropriate filing officers in all jurisdictions where the Corporation has heretofore qualified to do business as a foreign corporation.

SECOND: That in lieu of a meeting and vote of the sole shareholder of the Corporation, the sole shareholder of the Corporation has given written consent to said Amendment in accordance with the provisions of Section 228(a) of the DGCL.

THIRD: That the aforementioned Amendment was duly adopted in accordance with the applicable provisions of Sections 141(f), 228(a) and 242 of the DGCL.

FOURTH: That this Certificate of Amendment of Certificate of Incorporation and the aforementioned Amendment shall become effective in the State of Delaware on June 30, 2003.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed on the 9th day of June, 2003.

HEMISPHERE FINANCIAL SERVICES, INC.

By:	/s/ Kevin J. Dell

	Name:	Kevin J. Dell
	Title:	Executive Vice President